Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR RELATIONS CONTACT:
Tara Y. Harrison (434) 817-8587

VIRGINIA NATIONAL BANKSHARES CORPORATION

ANNOUNCES 2024 THIRD QUARTER EARNINGS

Charlottesville, VA – October 17, 2024 - Virginia National Bankshares Corporation (NASDAQ: VABK) (the “Company”) today reported quarterly net income of $4.6 million, or $0.85 per diluted share, for the quarter ended September 30, 2024, compared to $4.7 million, or $0.86 per diluted share, recognized for the quarter ended September 30, 2023. For the nine months ended September 30, 2024, the Company recognized net income of $12.4 million, or $2.30 per diluted share, compared to $16.1 million, or $2.99 per diluted share, for the nine months ended September 30, 2023.

The decline in year-to-date 2024 net income compared to 2023 is primarily the result of 1) increased cost of funds and 2) the receipt in the prior year of bank-owned life insurance proceeds as a result of the death of a former employee, which was offset by an increase in interest income and a decline in operating expenses.

President and Chief Executive Officer's comments: "Our measures to reduce ongoing overhead costs are paying off for us as evidenced through reduced noninterest expenses," stated Glenn W. Rust, President and Chief Executive Officer. "In addition, we continue to put new loans on the books, increasing loan balances 11% during 2024 and 19% year-over-year, and our credit quality metrics remain strong. Our capital and liquidity positions continue to be solid and stable."

Key Performance Indicators

Third Quarter 2024 Compared to Second Quarter 2024

•
Return on average assets increased to 1.15% from 1.05%
•
Return on average equity increased to 11.44% from 11.07%
•
Net interest margin (FTE)1 improved to 3.24% from 3.04%
•
Loan-to-deposit ratio increased to 88.1% from 84.3%
•
Efficiency ratio (FTE)1 improved to 58.6% from 62.7%

September 2024 Balance Sheet Highlights

•
The Company continued to experience loan growth in the third quarter of 2024. Gross loans outstanding as of September 30, 2024 totaled $1.2 billion, an increase of $122.8 million, or 11.2%, compared to December 31, 2023 and an increase of $195.0 million, or 19.1%, compared to September 30, 2023.
•
As of September 30, 2024, the Company had unused borrowing facilities in place of approximately $160.4 million and held no brokered deposits.
•
Securities balances declined $141.9 million from December 31, 2023 to September 30, 2024; funds from the maturities of investments were repurposed to higher yielding assets in the form of loans.
•
The Company utilizes a third-party to offer multi-million-dollar FDIC insurance to customers with balances in excess of single-bank limits through Insured Cash Sweep® (ICS) plans. Deposit balances held in ICS plans amounted to $145.6 million as of September 30, 2024, $151.5 million as of December 31, 2023 and $128.7 million as of September 30, 2023.

_____________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

•
Total deposits decreased $29.2 million, or 2.1% from December 31, 2023 to September 30, 2024 and increased $9.6 million, or 0.7% year-over-year.
•
Outstanding borrowings declined $14.0 million, or 21.1%, from December 31, 2023 to September 30, 2024, as management made a concerted effort to stabilize overall cost of funds.

Loans and Asset Quality

•
Credit performance remains strong with nonperforming assets as a percentage of total assets of 0.33% as of September 30, 2024, 0.17% as of December 31, 2023 and 0.13% as of September 30, 2023.
•
Nonperforming assets amounted to $5.3 million as of September 30, 2024, compared to $2.7 million as of December 31, 2023 and $2.0 million as of September 30, 2023;
o
Ten loans to nine borrowers are in non-accrual status, totaling $2.1 million, as of September 30, 2024, compared to $1.9 million as of December 31, 2023 and $1.1 million as of September 30, 2023.
o
Loans 90 days or more past due and still accruing interest amounted to $3.2 million as of September 30, 2024, compared to $880 thousand as of December 31, 2023 and $854 thousand as of September 30, 2023. The past due balance as of September 30, 2024 is comprised of four loans totaling $3.1 million which are 100% government-guaranteed, and four student loans totaling $66 thousand.
o
The Company currently holds no other real estate owned.
•
The period-end Allowance for Credit Losses (“ACL”) as a percentage of total loans was 0.70% as of September 30, 2024, 0.77% as of December 31, 2023 and 0.76% as of September 30, 2023. The proportionate increase in government-guaranteed loans over the respective periods is the driver of the decrease in the ACL as a percentage of total loans. Balances in government-guaranteed loans have increased $111.1 million during the first nine months of 2024 and have increased $141.3 million since September 30, 2023. Such loans are 100% government-guaranteed and do not require an ACL.
•
The fair value mark that was allocated to the acquired loans was $21.3 million as of April 1, 2021, with a remaining balance of $7.3 million as of September 30, 2024.
•
For the three months ended September 30, 2024, the Company recorded a net recovery of provision for credit losses of $114 thousand, as the recovery of a previously charged-off loan nearly offset the increase in provision required for new loan balances; this balance includes a $111 thousand recovery of provision for unfunded reserves, as a result of a decline in unfunded construction commitments.

Net Interest Income

•
Net interest income for the three months ended September 30, 2024 of $12.0 million increased $924 thousand, or 8.3%, compared to the three months ended September 30, 2023, as the increase in interest income earned on assets outweighed the interest expense on deposit accounts and borrowings.
•
Net interest margin (FTE), (a non-GAAP financial measure)1, for the three months ended September 30, 2024 was 3.24%, compared to 2.89% and 3.04% for the three months ended December 31, 2023 and the three months ended September 30, 2023, respectively. The increase as compared to the third quarter of 2023 was primarily due to the increase in yield on loans, described below.
•
Yield on loans was 5.85% for the three months ended September 30, 2024, compared to 5.53% for the prior year same period, and was 5.73% for the nine months ended September 30, 2024, compared to 5.81% for the prior year same period. The accretion of the credit mark related to purchased loans positively impacted interest income by 25 bps in the third quarter of 2024, compared to 27 bps in the third quarter of 2023.
•
The overall cost of funds, including noninterest-bearing deposits, of 207 bps incurred in the three months ended September 30, 2024 increased 35 bps from 172 bps in the same period in the prior year. Overall, the cost of interest-bearing deposits increased period over period, from a cost of 226 bps to 271 bps. Management believes that the Bank's cost of funds stabilized during the first half of 2024, as the cost of funds and cost of interest bearing deposits is relatively unchanged during the nine months ended September 30, 2024.

__________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

Noninterest Income

Noninterest income for the three months ended September 30, 2024 decreased $1.2 million, or 45.1%, compared to the three months ended September 30, 2023, primarily due to the recognition of bank-owned life insurance proceeds during the prior period due to the death of a former employee, as well as lower wealth management, deposit account, debit card, credit card and ATM fees.

Noninterest Expense

Noninterest expense for the three months ended September 30, 2024 decreased $397 thousand, or 4.8%, compared to the three months ended September 30, 2023. This decrease is primarily the result of lower compensation and occupancy costs, as a result of right-sizing the branch network from the merger, and reduced marketing, advertising and promotion expense.

Book Value

Book value per share increased to $30.89 as of September 30, 2024, compared to $25.29 as of September 30, 2023, and tangible book value per share (a non-GAAP financial measure)1 was $28.68 as of September 30, 2024 compared to $22.83 as of September 30, 2023. These values increased as net retained income increased and unrealized losses in the investment portfolio declined period over period.

Income Taxes

The effective tax rates amounted to 18.5% and 15.0% for the three months ended September 30, 2024 and 2023, respectively, which are lower than the statutory rate, due to the recognition of low-income housing tax credits and the effect of tax-exempt income from municipal bonds and income from bank owned life insurance policies.

Dividends

Cash dividends of $1.8 million, or $0.33 per share, were declared and paid during the third quarter of 2024.

Share Repurchase Plan

Year-to-date, the Company has repurchased 20,350 shares at an average price of $27.42 per share. No shares were repurchased during the third quarter of 2024.

_____________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

About Virginia National Bankshares Corporation

Virginia National Bankshares Corporation, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank. The Bank has nine banking offices throughout Fauquier and Prince William counties, three banking offices in Charlottesville and Albemarle County, and banking offices in Winchester and Richmond, Virginia. The Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations, including the fiduciary services of VNB Trust and Estate Services. The Company’s common stock trades on the Nasdaq Capital Market under the symbol “VABK.” Additional information on the Company is also available at www.vnbcorp.com.

Non-GAAP Financial Measures

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for, or more important than, operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP measures are included at the end of this release.

Forward-Looking Statements; Other Information

Certain statements in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals, and are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” “should,” or words of similar meaning or other statements concerning the opinions or judgement of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in: inflation, interest rates, market and monetary fluctuations; liquidity and capital requirements; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts or other major events, the governmental and societal responses thereto, or the prospect of these events; changes, particularly declines, in general economic and market conditions in the local economies in which the Company operates, including the effects of declines in real estate values; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the impact of changes in laws, regulations and guidance related to financial services including, but not limited to, taxes, banking, securities and insurance; changes in accounting principles, policies and guidelines; the financial condition of the Company’s borrowers; the Company's ability to attract, hire, train and retain qualified employees; an increase in unemployment levels; competitive pressures on loan and deposit pricing and demand; fluctuation in asset quality; assumptions that underlie the Company’s ACL; the value of securities held in the Company's investment portfolio; performance of assets under management; cybersecurity threats or attacks and the development and maintenance of reliable electronic systems; changes in technology and their impact on the marketing of new products and services and the acceptance of these products and services by new and existing customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services; the risks and uncertainties described from time to time in the Company’s press releases and filings with the SEC; and the Company’s performance in managing the risks involved in any of the foregoing. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other reports filed from time to time by the Company with the Securities and Exchange Commission. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share and per share data)

	September 30, 2024	December 31, 2023*	September 30, 2023
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$10,188	$18,074	$7,416
Interest-bearing deposits in other banks	8,977	10,316	9,959
Federal funds sold	-	-	1,015
Securities:
Available for sale (AFS), at fair value	279,323	420,595	390,816
Restricted securities, at cost	7,737	8,385	7,269
Total securities	287,060	428,980	398,085
Loans, net of deferred fees and costs	1,215,512	1,092,665	1,020,518
Allowance for credit losses	(8,523)	(8,395)	(7,799)
Loans, net	1,206,989	1,084,270	1,012,719
Premises and equipment, net	15,562	16,195	16,298
Bank owned life insurance	39,762	38,904	38,635
Goodwill	7,768	7,768	7,768
Core deposit intangible, net	4,099	5,093	5,448
Right of use asset, net	5,921	6,748	7,110
Deferred tax asset, net	13,548	15,382	19,567
Accrued interest receivable and other assets	14,906	14,287	38,559
Total assets	$1,614,780	$1,646,017	$1,562,579
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits:
Noninterest-bearing	$359,900	$372,857	$399,158
Interest-bearing	258,439	305,541	287,480
Money market and savings deposit accounts	431,707	412,119	406,189
Certificates of deposit and other time deposits	329,857	318,581	277,471
Total deposits	1,379,903	1,409,098	1,370,298
Federal funds purchased	3,112	3,462	-
Borrowings	52,500	66,500	43,000
Junior subordinated debt, net	3,495	3,459	3,448
Lease liability	5,748	6,504	6,824
Accrued interest payable and other liabilities	4,113	3,954	3,282
Total liabilities	1,448,871	1,492,977	1,426,852
Commitments and contingent liabilities
Shareholders' equity:
Preferred stock, $2.50 par value	-	-	-
Common stock, $2.50 par value	13,257	13,258	13,253
Capital surplus	106,166	106,045	105,862
Retained earnings	80,789	73,781	72,384
Accumulated other comprehensive loss	(34,303)	(40,044)	(55,772)
Total shareholders' equity	165,909	153,040	135,727
Total liabilities and shareholders' equity	$1,614,780	$1,646,017	$1,562,579

Common shares outstanding	5,370,912	5,365,982	5,365,982
Common shares authorized	10,000,000	10,000,000	10,000,000
Preferred shares outstanding	-	-	-
Preferred shares authorized	2,000,000	2,000,000	2,000,000

* Derived from audited consolidated financial statements

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share and share data)

(Unaudited)

	For the three months ended		For the nine months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Interest and dividend income:
Loans, including fees	$17,378	$13,748	$49,281	$41,409
Federal funds sold	136	133	535	143
Other interest-bearing deposits	50	64	165	442
Investment securities:
Taxable	1,414	2,848	5,349	8,674
Tax exempt	326	327	979	983
Dividends	102	94	320	265
Total interest and dividend income	19,406	17,214	56,629	51,916

Interest expense:
Demand deposits	66	78	205	273
Money market and savings deposits	2,990	2,739	8,864	6,709
Certificates and other time deposits	3,915	2,685	11,947	5,109
Borrowings	313	505	1,187	1,271
Federal funds purchased	9	21	25	112
Junior subordinated debt	89	86	260	226
Total interest expense	7,382	6,114	22,488	13,700
Net interest income	12,024	11,100	34,141	38,216
Recovery of credit losses	(114)	(73)	(474)	(60)
Net interest income after recovery of credit losses	12,138	11,173	34,615	38,276

Noninterest income:
Wealth management fees	239	419	905	1,220
Deposit account fees	317	404	1,042	1,204
Debit/credit card and ATM fees	474	535	1,485	1,742
Bank owned life insurance income	294	981	858	1,494
Gains (losses) on sales of assets, net	-	132	36	132
Gain on early redemption of debt	-	-	379	-
Gain on termination of interest rate swap	-	-	-	460
Losses on sales of AFS, net	-	-	(4)	(206)
Other	128	173	620	919
Total noninterest income	1,452	2,644	5,321	6,965

Noninterest expense:
Salaries and employee benefits	3,769	3,936	11,771	12,049
Net occupancy	919	991	2,756	3,099
Equipment	176	195	514	589
Bank franchise tax	366	292	1,051	929
Computer software	219	185	703	590
Data processing	707	623	2,025	2,171
FDIC deposit insurance assessment	125	220	500	540
Marketing, advertising and promotion	166	262	571	912
Professional fees	189	202	631	592
Core deposit intangible amortization	319	368	994	1,138
Other	988	1,066	3,368	3,156
Total noninterest expense	7,943	8,340	24,884	25,765
Income before income taxes	5,647	5,477	15,052	19,476
Provision for income taxes	1,047	824	2,647	3,381
Net income	$4,600	$4,653	$12,405	$16,095

Net income per common share, basic	$0.86	$0.87	$2.31	$3.00
Net income per common share, diluted	$0.85	$0.86	$2.30	$2.99
Weighted average common shares outstanding, basic	5,370,912	5,365,982	5,371,616	5,354,086
Weighted average common shares outstanding, diluted	5,396,936	5,395,483	5,387,537	5,382,145

VIRGINIA NATIONAL BANKSHARES CORPORATION

FINANCIAL HIGHLIGHTS

(dollars in thousands, except share and per share data)

(Unaudited)

	At or For the Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Common Share Data:
Net income	$4,600	$4,159	$3,646	$3,168	$4,653
Net income per weighted average share, basic	$0.86	$0.77	$0.68	$0.59	$0.87
Net income per weighted average share, diluted	$0.85	$0.77	$0.68	$0.59	$0.86
Weighted average shares outstanding, basic	5,370,912	5,377,055	5,366,890	5,365,982	5,365,982
Weighted average shares outstanding, diluted	5,396,936	5,385,770	5,380,081	5,394,713	5,395,483
Actual shares outstanding	5,370,912	5,370,912	5,390,388	5,365,982	5,365,982
Tangible book value per share at period end (non-GAAP) [5]	$28.68	$26.43	$25.99	$26.12	$22.83

Key Ratios:
Return on average assets [1]	1.15%	1.05%	0.91%	0.79%	1.18%
Return on average equity [1]	11.44%	11.07%	9.57%	9.03%	12.91%
Net interest margin (FTE) [2]	3.24%	3.04%	2.93%	2.89%	3.04%
Efficiency ratio (FTE) [3]	58.6%	62.7%	66.8%	64.0%	60.3%
Loan-to-deposit ratio	88.1%	84.3%	78.8%	77.5%	74.5%

Net Interest Income:
Net interest income	$12,024	$11,181	$10,936	$10,753	$11,100
Net interest income (FTE) [2]	$12,111	$11,268	$11,023	$10,839	$11,187

Capital Ratios:
Tier 1 leverage ratio	11.81%	11.47%	11.24%	11.13%	11.26%
Total risk-based capital ratio	18.88%	18.64%	18.49%	18.24%	18.76%

Assets and Asset Quality:
Average earning assets	$1,487,182	$1,491,821	$1,513,924	$1,487,910	$1,460,555
Average gross loans	$1,181,447	$1,144,350	$1,117,570	$1,061,297	$986,480
Fair value mark on acquired loans	$7,301	$8,237	$8,811	$9,399	$9,965

Allowance for credit losses on loans:
Beginning of period	$8,028	$8,289	$8,395	$7,799	$7,863
Provision for (recovery of) credit losses	(3)	(518)	11	713	2
Charge-offs	(272)	(208)	(184)	(207)	(199)
Recoveries	770	465	67	90	133
Net recoveries (charge-offs)	498	257	(117)	(117)	(66)
End of period	$8,523	$8,028	$8,289	$8,395	$7,799

Non-accrual loans	$2,113	$2,365	$2,178	$1,852	$1,143
Loans 90 days or more past due and still accruing	3,214	1,596	876	880	854
Total nonperforming assets (NPA) [4]	$5,327	$3,961	$3,054	$2,732	$1,997

NPA as a % of total assets	0.33%	0.25%	0.19%	0.17%	0.13%
NPA as a % of gross loans	0.44%	0.34%	0.27%	0.25%	0.20%
ACL to gross loans	0.70%	0.69%	0.73%	0.77%	0.76%
Non-accruing loans to gross loans	0.17%	0.20%	0.19%	0.17%	0.11%
Net charge-offs (recoveries) to average loans [1]	-0.17%	-0.09%	0.04%	0.04%	0.03%

1 Ratio is computed on an annualized basis.

2 The net interest margin and net interest income are reported on a fully tax-equivalent basis (FTE) basis, using a Federal income tax rate of 21%. This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

3 The efficiency ratio (FTE) is computed as a percentage of noninterest expense divided by the sum of net interest income (FTE) and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

4 The Bank held no other real estate owned during any of the periods presented.

5 This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the three months ended
	September 30, 2024			September 30, 2023
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities and Dividends	$221,548	$1,516	2.74%	$387,180	$2,942	3.04%
Tax Exempt Securities [1]	66,334	413	2.49%	66,835	414	2.48%
Total Securities [1]	287,882	1,929	2.68%	454,015	3,356	2.96%
Loans:
Real Estate	905,275	13,348	5.87%	843,477	11,612	5.46%
Commercial	238,407	3,418	5.70%	103,059	1,394	5.37%
Consumer	37,765	612	6.45%	39,945	742	7.37%
Total Loans	1,181,447	17,378	5.85%	986,481	13,748	5.53%
Fed Funds Sold	9,875	136	5.48%	9,569	133	5.51%
Other interest-bearing deposits	7,978	50	2.49%	10,491	64	2.42%
Total Earning Assets	1,487,182	19,493	5.21%	1,460,556	17,301	4.70%
Less: Allowance for Credit Losses	(8,134)			(7,907)
Total Non-Earning Assets	106,616			114,792
Total Assets	$1,585,664			$1,567,441

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$261,961	$66	0.10%	$304,969	$78	0.10%
Money Market and Savings Deposits	425,026	2,990	2.80%	407,213	2,739	2.67%
Time Deposits	334,768	3,915	4.65%	252,917	2,685	4.21%
Total Interest-Bearing Deposits	1,021,755	6,971	2.71%	965,099	5,502	2.26%
Borrowings	25,634	313	4.86%	37,648	505	5.32%
Federal funds purchased	616	9	5.81%	1,300	21	6.41%
Junior subordinated debt	3,487	89	10.15%	3,443	86	9.91%
Total Interest-Bearing Liabilities	1,051,492	7,382	2.79%	1,007,490	6,114	2.41%
Non-Interest-Bearing Liabilities:
Demand deposits	363,929			406,518
Other liabilities	10,347			10,422
Total Liabilities	1,425,768			1,424,430
Shareholders' Equity	159,896			143,011
Total Liabilities & Shareholders' Equity	$1,585,664			$1,567,441
Net Interest Income (FTE)		$12,111			$11,187
Interest Rate Spread [2]			2.42%			2.29%
Cost of Funds			2.07%			1.72%
Interest Expense as a Percentage of Average Earning Assets			1.97%			1.66%
Net Interest Margin (FTE) [3]			3.24%			3.04%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the nine months ended
	September 30, 2024			September 30, 2023
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities and Dividends	$262,029	$5,669	2.88%	$418,367	$8,939	2.85%
Tax Exempt Securities [1]	66,462	1,240	2.49%	66,957	1,245	2.48%
Total Securities [1]	328,491	6,909	2.80%	485,324	10,184	2.80%
Loans:
Real Estate	903,786	38,373	5.67%	827,902	36,077	5.83%
Commercial	206,420	8,923	5.77%	83,393	3,103	4.97%
Consumer	37,706	1,985	7.03%	42,094	2,229	7.08%
Total Loans	1,147,912	49,281	5.73%	953,389	41,409	5.81%
Fed Funds Sold	13,101	535	5.45%	3,527	143	5.42%
Other interest-bearing deposits	8,002	165	2.75%	17,444	442	3.39%
Total Earning Assets	1,497,506	56,890	5.07%	1,459,684	52,178	4.78%
Less: Allowance for Credit Losses	(8,381)			(7,933)
Total Non-Earning Assets	109,762			114,387
Total Assets	$1,598,887			$1,566,138

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$271,102	$205	0.10%	$332,587	$273	0.11%
Money Market and Savings Deposits	419,586	8,864	2.82%	423,547	6,709	2.12%
Time Deposits	338,154	11,947	4.72%	192,139	5,109	3.56%
Total Interest-Bearing Deposits	1,028,842	21,016	2.73%	948,273	12,091	1.70%
Borrowings	32,706	1,187	4.85%	33,289	1,271	5.10%
Federal funds purchased	558	25	5.98%	2,927	112	5.12%
Junior subordinated debt	3,476	260	9.99%	3,430	226	8.81%
Total Interest-Bearing Liabilities	1,065,582	22,488	2.82%	987,919	13,700	1.85%
Non-Interest-Bearing Liabilities:
Demand deposits	367,688			428,906
Other liabilities	10,808			9,760
Total Liabilities	1,444,078			1,426,585
Shareholders' Equity	154,809			139,553
Total Liabilities & Shareholders' Equity	$1,598,887			$1,566,138
Net Interest Income (FTE)		$34,402			$38,478
Interest Rate Spread [2]			2.25%			2.93%
Cost of Funds			2.10%			1.29%
Interest Expense as a Percentage of Average Earning Assets			2.01%			1.25%
Net Interest Margin (FTE) [3]			3.07%			3.52%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets.

VIRGINIA NATIONAL BANKSHARES CORPORATION

RECONCILIATION OF CERTAIN QUARTERLY NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Fully tax-equivalent measures
Net interest income	$12,024	$11,181	$10,936	$10,753	$11,100
Fully tax-equivalent adjustment	87	87	87	86	87
Net interest income (FTE) [1]	$12,111	$11,268	$11,023	$10,839	$11,187

Efficiency ratio [2]	58.9%	63.1%	67.2%	64.4%	60.7%
Fully tax-equivalent adjustment	-0.3%	-0.4%	-0.4%	-0.4%	-0.4%
Efficiency ratio (FTE) [3]	58.6%	62.7%	66.8%	64.0%	60.3%

Net interest margin	3.22%	3.01%	2.91%	2.87%	3.02%
Fully tax-equivalent adjustment	0.02%	0.03%	0.02%	0.02%	0.02%
Net interest margin (FTE) [1]	3.24%	3.04%	2.93%	2.89%	3.04%

	As of
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Other financial measures
Book value per share	$30.89	$28.70	$28.31	$28.52	$25.29
Impact of intangible assets [4]	(2.21)	(2.27)	(2.32)	(2.40)	(2.46)
Tangible book value per share (non-GAAP)	$28.68	$26.43	$25.99	$26.12	$22.83

	For the Nine Months Ended
	September 30, 2024	September 30, 2023
Fully tax-equivalent measures
Net interest income	$34,141	$38,216
Fully tax-equivalent adjustment	261	262
Net interest income (FTE) [1]	$34,402	$38,478

Efficiency ratio [2]	63.1%	57.0%
Fully tax-equivalent adjustment	-0.5%	-0.3%
Efficiency ratio (FTE) [3]	62.6%	56.7%

Net interest margin	3.05%	3.50%
Fully tax-equivalent adjustment	0.02%	0.02%
Net interest margin (FTE) [1]	3.07%	3.52%

1 FTE calculations use a Federal income tax rate of 21%.

2 The efficiency ratio, GAAP basis, is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

3 The efficiency ratio, FTE, is computed by dividing noninterest expense by the sum of net interest income (FTE) and noninterest income.

4 Intangible assets include goodwill and core deposit intangible assets, net of accumulated amortization, for all periods presented.